NEWS RELEASE

CONTACTS:

Investors: James R. Boldt President & Chief Financial Officer (716) 887-7221	Media: Claire Baillargeon Smith Director of Corporate Relations (513) 564-0909, ext. 1728

CTG REPORTS 2001 SECOND QUARTER FINANCIAL RESULTS

BUFFALO, N.Y. — July 16, 2001 — CTG (NYSE: CTG), an international information technology (IT) solutions and staffing company, today announced its financial results for the second quarter of 2001, which ended on June 29, 2001. CTG’s second quarter 2001 revenues were $83.8 million compared to revenues of $86.5 million in the second quarter of 2000. CTG’s net loss for the 2001 second quarter was $1.4 million, or a $0.02 cash loss per diluted share and a $0.08 net loss per diluted share, compared to a 2000 second quarter net loss of $0.9 million, or $0.01 cash earnings per diluted share and a $0.05 net loss per diluted share. Second quarter 2001 results included a $1.4 million adjustment for previously recorded income tax benefits. CTG’s second quarter 2001 income before income taxes was $33,000 compared to a loss before income taxes of $2.9 million in the second quarter of 2000. Cash earnings exclude the amortization of goodwill and other identifiable intangibles, which are non-cash expenses.

For the 2001 first half, CTG reported revenues of $166.5 million compared to revenues of $182.5 million in the first half of 2000. CTG’s net loss for the 2001 first half was $2.7 million, or a $0.05 cash loss per diluted share and a $0.17 net loss per diluted share, compared to a net loss of $5.6 million, or a $0.17 cash loss per diluted share and a $0.35 net loss per diluted share, in the first half of 2000. The 2000 first half net loss per diluted share includes an after-tax restructuring charge of $0.23 per diluted share taken in the 2000 first quarter.

“CTG’s results are consistent with our revised expectations and continue to reflect corporate spending for information technology services well below pre-2000 levels,” said CTG President and Chief Executive Officer James R. Boldt. “On an operating income basis, CTG’s second quarter 2001 results were a significant improvement from both last year’s second quarter and the first quarter of 2001, due to expense reductions implemented during the quarter. As it now appears uncertain whether the business environment and external IT spending will improve substantially from current levels in the near future, we recently reduced our revenue forecasts for the rest of 2001, made the corresponding tax adjustments, and implemented further reductions in our cost structure. This conservative course of action better aligns CTG’s costs with recent revenues while also positioning CTG for a return to profitability.”

CTG also issued guidance for the third quarter of 2001. Based on current business and market conditions and seasonal utilization typical in the third quarter, CTG expects that its revenues and net income (loss) for the third quarter of 2001 will range from $77 million to $79 million and $.05 to $.07 cash income per diluted share or a net loss of $0.01 to $0.01 net income per diluted share, respectively.

“Because forward visibility for our business is difficult given the widespread general uncertainty in the economy, we are electing to limit our guidance to the current quarter until we see a clearer direction in the IT services market,” Mr. Boldt concluded. “Although this environment is clearly a challenging one, we’re doing what we need to do to manage costs while also supporting the new business opportunities CTG is best positioned to capitalize on. Application management outsourcing continues to stand out as a strong service based on CTG’s track record in this business and a high level of proposal activity, particularly in the health care industry where CTG won its largest-ever health care-related development and integration contract earlier in 2001. Our strengths in both application management and supporting the IT staffing needs of large companies, along with our expanded capabilities in enterprise application integration (EAI), put CTG in an excellent position to resume top- and bottom-line growth when the economy and market for IT services improves.”

Backed by 35 years’ experience, CTG provides IT application management, consulting, software development and integration, and staffing solutions to help Global 2000 clients focus on their core businesses and use IT as a competitive advantage to excel in their markets. CTG combines in-depth understanding of our clients’ businesses with a full range of integrated services and proprietary ISO 9001-certified service methodologies. Our 3,700 IT professionals in over 50 offices in North America and Europe have a proven track record of delivering solutions that work. More information about CTG is available on the Web at www.ctg.com.

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth. These statements are based upon a review of industry reports, current business conditions in the areas where the Company does business, the availability of qualified professional staff, the demand for the Company’s services, and other factors that involve risk and uncertainty. As such, actual results may differ materially in response to a change in such factors. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s 2000 Form 10-K and Management’s Discussion and Analysis section of the Company’s 2000 annual report, which are incorporated by reference. The Company assumes no obligation to update the forward-looking information contained in this release.

CTG will hold a conference call on July 17, 2001 at 11:00 AM Eastern Time to discuss its financial results and business strategy. CTG President and Chief Executive Officer James R. Boldt will lead the call. Interested parties can dial in to 1-800-248-9412 between 10:45 AM and 10:50 AM and ask for the CTG conference call and identify James R. Boldt as the conference chairperson. A replay of the call will be available between 1 PM Eastern Time July 17, 2001 and 1 PM Eastern Time July 18, 2001 by dialing 1-800-633-8284 and requesting reservation number 18014182.

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Today’s news release, along with CTG news releases for the past year, is available on the Web at www.ctg.com.

COMPUTER TASK GROUP, INCORPORATED (CTG)
Consolidated Statements of Operations

(amounts in thousands except per share data)

                                                      For the Quarter Ended    For the Two Quarters Ended
                                                       June 29,    June 30,    June 29,         June 30,
                                                        2001         2000       2001            2000

Revenue                                              $  83,756    $  86,468    $ 166,524      $  182,463
Direct Costs                                            59,092       61,501      118,280         131,017
Selling, General and Administrative Expenses            23,225       27,169       50,027          55,046
Restructuring Charge                                        --           --           --           5,695
                                                     ---------     --------     --------       ---------
Operating Income (Loss)                                  1,439       (2,202)      (1,783)         (9,295)
Net Other Expense                                       (1,406)        (674)      (2,133)         (1,456)
                                                     ---------     --------     --------       ---------
Income (Loss) Before Income Taxes                           33       (2,876)      (3,916)        (10,751)
Provision (Benefit) for Income Taxes                     1,390       (2,024)      (1,179)         (5,128)
                                                     ---------     --------     --------       ---------
Net Loss                                             $  (1,357)   $    (852)   $  (2,737)     $   (5,623)
                                                     =========     ========     ========       =========

Net Income (Loss) Per Share:
     Basic and Diluted                               $   (0.08)   $   (0.05)   $   (0.17)     $    (0.35)
                                                        ======      =======     ========       =========
     Cash *                                             $(0.02)       $0.01    $   (0.05)     $    (0.17)
                                                        ======      =======     ========       =========
Weighted Average Shares Outstanding:
     Basic, Diluted and Cash                            16,418       16,137       16,401          16,107
*	Cash income (loss) per share excludes amortization of goodwill and other intangible assets. Cash income (loss) per share is not a measurement of earnings per share in accordance with Generally Accepted Accounting Principles.

COMPUTER TASK GROUP, INCORPORATED (CTG)

Consolidated Balance Sheets
(amounts in thousands)

                                  June 29,      June 30,                                         June 29,      June 30,
                                    2001          2000                                             2001          2000

Current Assets:                                                Current Liabilities:
Cash and Cash Equivalents        $  5,502       $ 4,283        Accounts Payable                 $ 10,436      $ 11,148
Accounts Receivable, Net           68,485        63,345        Accrued Compensation               27,931        23,817
Other Current Assets                4,893         6,286        Income Taxes Payable                2,507         3,336
                                                               Other Current Liabilities           7,587        14,484
    Total Current Assets           78,880        73,914            Total Current Liabilities      48,461        52,785
                                                               Long-term Debt                     28,920        21,365
Property and Equipment, Net        13,631        14,105        Other Liabilities                  10,943        10,663
Other Assets                       80,997        85,446        Shareholders' Equity               85,184        88,652
                                                                   Total Liabilities and
---------------------------------------------------------------------------------------------------------------------------------------
     Total Assets                $173,508      $173,465            Shareholders' Equity         $173,508      $173,465
                                  =======       =======                                          =======       =======